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                                                                     EXHIBIT 5.1


                      [LETTERHEAD OF JENKENS & GILCHRIST]


                               September 29, 1997

Matrix Capital Corporation
1380 Lawrence Street, Suite 1410
Denver, Colorado 80204

     Re:  Matrix Capital Corporation - Registration Statement on Form S-8

Gentlemen:

     We are counsel to Matrix Capital Corporation, a Colorado corporation (the "Company"), and have acted as such in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about September 29, 1997, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 650,000 shares (the "Shares") of the $0.0001 par value common stock (the "Common Stock") of the Company that have been or may be issued by the Company under the 1996 Amended and Restated Employee Stock Option Plan for the Company and the 1996 Employee Stock Purchase Plan for the Company (together, the "Plans").

     You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) Amended and the Restated Articles of Incorporation and the Bylaws of the Company, as amended;
(2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plans, the issuance of the shares of Common Stock pursuant to the Plans and related matters; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Amended and Restated Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, we are of the opinion that the Company presently has available at least 650,000 shares of authorized but unissued and/or treasury shares of Common Stock from which may be issued the 650,000 Shares of Common
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Matrix Capital Corporation
September 29, 1997
Page 2


Stock issued or proposed to be issued pursuant to the exercise of options granted or shares sold under the Plans. Assuming that

     (1) the shares to be granted or sold in the future will be duly granted in accordance with the terms of the Plans;

     (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons issued shares of Common Stock under the Plans; and

     (3) the consideration for the shares of Common Stock issued pursuant to the Plans is actually received by the Company as provided in the Plans (and/or the agreements executed in connection with the Plans) and exceeds the par value of such shares;

then the 650,000 Shares of Common Stock that may be issued in accordance with the terms of the Plans will be, when and if issued, duly and validly issued, fully paid and nonassessable.

     The Company is a Colorado corporation. We are licensed to practice law only in Texas. For purposes of expressing the opinions herein, we have assumed, with your consent, that the law of the State of Texas is the same as the law of the State of Colorado with respect to the matters covered. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to me included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent
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Matrix Capital Corporation
September 29, 1997
Page 3


is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    Jenkens & Gilchrist,
                                    A Professional Corporation


                                    By:  /s/  Ronald J. Frappier
                                         -----------------------------
                                         Ronald J. Frappier,
                                         Authorized Signatory


cc:  David W. Kloos
     T. Allen McConnell, Esq.